Exhibit 99.1

Guardian Pharmacy Services Reports Third Quarter 2025 Financial Results; Raises Full-Year Guidance

ATLANTA, November 10, 2025 – Guardian Pharmacy Services, Inc. (NYSE: GRDN), one of the nation’s leading long-term care (“LTC”) pharmacy services companies, announced today its financial results for the third quarter ended September 30, 2025. The Company also raised its full-year revenue and Adjusted EBITDA guidance.

Third Quarter Financial Results

•	Revenue of $377.4 million, up 20% year-over-year.

•	Residents served ended the quarter at approximately 204,000, up 13% year-over-year.

•

Net Income (loss) of $9.6 million, compared to ($105.8) million in the prior-year period. Such year-over-year comparison is not meaningful due to income tax expense[1] in the recently completed quarter, and certain one-time share-based compensation expenses from the year prior.[2]

•	Adjusted EBITDA of $27.3 million, compared to $23.0 million in the prior year period.

•	Diluted EPS of $0.15 for the quarter, with Adjusted EPS of $0.25.[3]

•	Cash and cash equivalents totaled $36.5 million at quarter-end, with no long-term debt outstanding under our credit facility.

CEO Commentary

“Our first year as a public company has been one of disciplined execution and purposeful growth,” said Fred Burke, President and Chief Executive Officer of Guardian Pharmacy Services. “This quarter again demonstrates the power of our model—combining local clinical and business expertise with the scale and resources of our national platform. We delivered strong organic and acquired growth, solid margin performance, and meaningful cash generation, positioning us well for the remainder of the year and beyond. With this momentum, we are raising our full-year revenue and Adjusted EBITDA guidance.”

FY 2025 Outlook – Raising Guidance

The updated guidance below excludes future acquisitions.

	Updated Guidance	Previous Guidance
Revenue	$1.43 billion - $1.45 billion	$1.39 billion - $1.41 billion
Adjusted EBITDA	$104.0 million - $106.0 million	$100.0 million - $102.0 million

[1]

The three months ended September 30, 2025 included $7.0 million in income tax expense, compared to $0.2 million in the three months ended September 30, 2024. Prior to the Corporate Reorganization and IPO, we conducted our business through Guardian Pharmacy, LLC, and its majority-owned and wholly-owned limited liability company subsidiaries, which were treated for income tax purposes as partnerships and disregarded entities.

[2]

The three months ended September 30, 2024 included $122.4 million of share-based compensation expense associated with the Corporate Reorganization and IPO. The three months ended September 30, 2025 included $4.4 million of share-based compensation expense.

[3]

Diluted EPS and Adjusted EPS include dilutive shares related to restricted stock units and unvested Class A and Class B common stock. See reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable GAAP measure, below.

Operational and Strategic Highlights

Acquisitions & Greenfields

During the quarter, Guardian announced the acquisition of Managed Healthcare Pharmacy, establishing its first physical footprint in Oregon and further expanding its presence across the Pacific Northwest. This transaction exemplifies the high-quality local operator Guardian targets to integrate into its network—experienced teams recognized for their operational excellence and commitment to exceptional service. Guardian continues to view the Pacific Northwest as a meaningful growth opportunity within its national platform.

Capital Markets

Subsequent to quarter-end, Guardian’s shelf registration statement on Form S-3 was filed and became effective, relating to (i) the possible issuance and sale of up to 1,020,000 shares of Class A common stock by Guardian and (ii) the potential resale of up to 4,980,000 outstanding shares of Class A common stock by selling shareholders, in each case from time to time and on a continuous or delayed basis. Guardian also previously announced that it has entered into lock-up agreements with holders of approximately 93% of the outstanding shares of Guardian’s Class A common stock and Class B common stock that are held by Guardian’s founders, officers, employees and others who held shares of Guardian’s stock immediately prior to the completion of its IPO, which extend restrictions on such share sales through June 30, 2026.

Conference Call Details

Guardian will host a conference call to discuss these results today at 4:30 pm ET. The call can be accessed live by dialing (646) 564-2877 for U.S. participants, or +1 (800) 549-8228 for international participants, and referencing conference ID “11965,” or via audio webcast at https://investors.guardianpharmacy.com

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally-based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of more than 53 pharmacies nationwide, Guardian is dedicated to providing exceptional service to approximately 204,000 residents and approximately 8,200 LTCFs across 38 states (as of September 30, 2025).

Investor Contact: Ashley Stockton Senior Director, Investor Relations IR@guardianpharmacy.net

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense; and volatility of our stock price. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and

Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement the results presented in our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted SG&A, which are financial measures not based on any standardized methodology prescribed by GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, certain legal and regulatory items, financing-related and other activities, payor-reimbursement matters, and certain tax matters related to the Corporate Reorganization and IPO.

We define Adjusted Net Income as net income attributable to Guardian Pharmacy Services, Inc. before share-based compensation expense, certain legal and other regulatory items, financing-related and other activities, payor-reimbursement matters, amortization expense associated with acquisition-related intangible assets, the income tax impact of the adjustments, and certain tax matters related to the Corporate Reorganization and IPO.

We define Adjusted EPS as Adjusted Net Income divided by the total weighted average of diluted shares for Class A and Class B common stock.

We define Adjusted SG&A as GAAP selling, general, and administrative expenses adjusted to exclude the impact of share-based compensation, expenses relating to certain legal and regulatory items, financing-related and other activities, and payor-reimbursement matters.

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted SG&A do not have a definition under GAAP, and our definition of Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted SG&A may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EPS, and Adjusted SG&A rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A do not consider the impact of share-based compensation; and

•

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A exclude the impact of certain legal and regulatory items, and payor-reimbursement matters which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A alongside other financial measures, including net income, diluted EPS, GAAP selling, general, and administrative expense and our other financial results presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, are set forth below.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share amounts)	December 31, 2024	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$4,660	$36,487
Accounts receivable, net	97,153	106,185
Inventories	40,550	47,859
Other current assets	9,622	7,749

Total current assets	151,985	198,280

Property and equipment, net	49,883	56,118
Intangible assets, net	14,912	18,915
Goodwill	69,296	79,570
Operating lease right-of-use assets	29,079	32,205
Deferred tax assets	5,272	4,562
Other assets	383	387

Total assets	$320,810	$390,037

Liabilities and equity
Current liabilities:
Accounts payable	$102,420	$121,675
Accrued compensation	14,430	15,944
Operating leases, current portion	6,836	6,717
Other current liabilities	20,435	17,613

Total current liabilities	144,121	161,949

Operating leases, net of current portion	23,297	27,367
Other liabilities	3,416	5,224

Total liabilities	$170,834	$194,540

Commitments and contingencies (see Note 5)

Equity:
Class A common stock- 700,000,000 shares authorized, par value $0.001; 36,253,744 and 9,200,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	9	36
Class B common stock- 100,000,000 shares authorized, par value $0.001; 27,066,890 and 54,087,158 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	54	27
Additional paid-in capital	125,484	138,273
Retained earnings	17,124	45,420
Non-controlling interests	7,305	11,741

Total equity	149,976	195,497

Total liabilities and equity	$320,810	$390,037

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
(In thousands, except share and per share amounts)	2024	2025	2024	2025
Revenues	$314,393	$377,427	$889,840	$1,051,069
Cost of goods sold	253,515	302,706	712,573	843,853

Gross profit	60,878	74,721	177,267	207,216

Selling, general, and administrative expenses	165,491	58,367	256,942	165,277

Operating income (loss)	(104,613)	16,354	(79,675)	41,939

Other expenses (income):
Interest expense	1,026	160	2,857	502
Other expense (income), net	2	(437)	166	(887)

Total other expenses (income)	1,028	(277)	3,023	(385)

Income (loss) before income taxes	(105,641)	16,631	(82,698)	42,324
Provision for income taxes	176	7,038	176	14,631

Net income (loss)	(105,817)	9,593	(82,874)	27,693

Less net income attributable to Guardian Pharmacy, LLC prior to the Corporate Reorganization	9,350	—	22,760	—
Less net income (loss) attributable to non-controlling interests	6,823	(225)	16,356	(603)

Net income (loss) attributable to Guardian Pharmacy Services, Inc.	$(121,990)	$9,818	$(121,990)	$28,296

Net income (loss) per share of Class A and Class B common stock
Basic	$(2.00)	$0.16	$(2.00)	$0.46
Diluted	$(2.00)	$0.15	$(2.00)	$0.45
Weighted-average Class A and Class B common shares outstanding
Basic	61,143,311	62,124,010	61,143,311	62,071,370
Diluted	61,143,311	63,432,468	61,143,311	63,179,784

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(In thousands)	2024	2025
Operating activities
Net income (loss)	$(82,874)	$27,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,619	16,594
Share-based compensation expense	128,029	12,770
Provision for losses on accounts receivable	4,240	3,110
Change in deferred tax asset	—	710
Other	(31)	585
Changes in operating assets and liabilities:
Accounts receivable	(17,285)	(11,593)
Inventories	(6,226)	(5,669)
Other current assets	768	858
Accounts payable	14,158	21,148
Accrued compensation	(3,373)	1,514
Other operating liabilities	(16,402)	(2,065)

Net cash provided by operating activities	35,623	65,655

Investing activities
Purchases of property and equipment	(11,867)	(15,318)
Payment for acquisitions	(12,460)	(12,921)
Other	544	724

Net cash used in investing activities	(23,783)	(27,515)

Financing activities
Proceeds from equity offering, net of underwriter fees	119,784	29,039
Repurchase of outstanding Class A common stock	—	(29,039)
Payments of equity offering costs	(538)	(1,594)
Payments to Class B common stockholders	(55,176)	—
Borrowings from notes payable	15,000	—
Repayment of notes payable	(3,750)	(497)
Borrowings from line of credit	189,300	—
Repayments of line of credit	(188,300)	—
Principal payments on finance lease obligations	(3,309)	(3,393)
Contingent payments related to acquisitions	—	(2,259)
Contributions from non-controlling interests	2,107	1,619
Distributions to non-controlling interests	(14,279)	(189)
Member distributions	(36,050)	—
Other	(160)	—

Net cash provided by (used in) financing activities	24,629	(6,313)

Net change in cash and cash equivalents	36,469	31,827
Cash and cash equivalents, beginning of period	752	4,660

Cash and cash equivalents, end of period	$37,221	$36,487

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$2,851	$510

Cash paid during the year for income taxes	$—	$17,591

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$2,256	$3,623

Accrued and capitalized offering costs recorded to additional paid-in capital	$12,509	$—

Non-cash equity contributions from non-controlling interests	$4,989	$3,609

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED NET INCOME, ADJUSTED EPS, AND ADJUSTED SG&A TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2025	2024	2025
Net income (loss)	(105,817)	9,593	(82,874)	27,693
Add:
Interest expense (income), net	1,026	(133)	2,857	(203)
Depreciation and amortization	4,994	5,838	14,619	16,594
Provision for income taxes	176	7,038	176	14,631

EBITDA	$(99,621)	$22,336	$(65,222)	$58,715

Share-based compensation (1)	122,355	4,356	128,029	12,770
Certain legal & other regulatory matters (2)	278	435	3,807	1,057
Financing-related and other activities (3)	—	110	—	1,924
Payor-reimbursement matters (4)	$—	$38	$(1,670)	$1,193

Adjusted EBITDA	$23,012	$27,275	$64,944	$75,659

Net income as a percentage of revenue	(33.7)%	2.5%	(9.3)%	2.6%

Adjusted EBITDA as a percentage of revenue	7.3%	7.2%	7.3%	7.2%

Net Income (loss) attributable to Guardian Pharmacy Services, Inc.	(121,990)	9,818	(121,990)	28,296
Share-based compensation (1)	N/M	4,356	N/M	12,770
Certain legal & other regulatory matters (2)	N/M	435	N/M	1,057
Financing-related and other activities (3)	N/M	110	N/M	1,924
Payor-reimbursement matters (4)	N/M	38	N/M	1,193
Acquisition-related intangible asset amortization (5)	N/M	978	N/M	2,687
Income tax impact of adjustments (7)	N/M	(1,759)	N/M	(5,854)
Certain tax matters related to Corporate Reorganization and IPO (6)	—	1,725	—	1,725

Adjusted net income	N/M (8)	$15,701	N/M (8)	$43,798

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	61,143,311	63,432,468	61,143,311	63,179,784
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per share	N/M	63,432,468	N/M	63,179,784

Diluted EPS	$(2.00)	$0.15	$(2.00)	$0.45
Adjusted EPS	N/M (8)	$0.25	N/M (8)	$0.69

GAAP selling, general, and administrative expenses	$165,491	$58,367	$256,942	$165,277
Subtract:
Share-based compensation (1)	122,355	4,356	128,029	12,770
Certain legal & other regulatory matters (2)	278	435	3,807	1,057
Financing-related and other activities (3)	—	110	—	1,924
Payor-reimbursement matters (4)	$—	$1,668	$—	$2,806
Adjusted SG&A	$42,858	$51,798	$125,106	$146,703

GAAP selling, general, and administrative expenses as a percentage of revenue	52.6%	15.5%	28.9%	15.7%

Adjusted SG&A as a percentage of revenue	13.6%	13.7%	14.1%	14.0%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which had historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified, resulting in share-based compensation expense of $122.4 million, based on the fair value of the modified awards. Share-based compensation expense for the three and nine months ended September 30, 2025 relates to equity-classified awards.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring costs associated with various financing-related activities and costs to transition to a public company.
(4)	Represents proceeds and legal expenses associated with payor reimbursement matters.

Proceeds received associated with payor reimbursement matters, recorded as revenue, were $1.6 million during the three and nine months ended September 30, 2025, and $0.0 million and $1.7 million during the three and nine months ended September 30, 2024, respectively.

Legal expenses associated with payor reimbursement matters during the three and nine months ended September 30, 2025 were $1.7 million and $2.8 million, respectively and $0.0 million during the three and nine months ended September 30, 2024.

(5)	Represents amortization expense associated with the acquisition-related intangible assets, such as customer lists and trademarks.
(6)

Represents non-recurring income tax expense associated with the Corporate Reorganization and IPO. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(7)	Represents the income tax impact of non-GAAP adjustments, calculated using the estimated tax rate for the respective non-GAAP adjustment.
(8)

Adjusted net income and Adjusted EPS are not calculated for the three and nine months ended September 30, 2024, as the net income attributable to Guardian Pharmacy Services, Inc. only includes net income for the three days in the period subsequent to our IPO on September 27, 2024. As such, we do not think the non-GAAP measures for adjusted net income and adjusted EPS are meaningful for these periods.